Exhibit 10.5.1

ADDENDUM TO SHAREHOLDERS’AGREEMENT

          THIS ADDENDUM TO SHAREHOLDERS’ AGREEMENT (the “Addendum”), made this 30th day of November 2007, by and between Millennium Group Worldwide, Inc., a Florida corporation (“Millennium”), located at 2825 North 10th Street, St Augustine, FL 32084, Wandana International Jambo Coffees & Teas, Inc. (“Wandana”), located at 200Business Circle #106, St. Augustine, FL.32905 and Jax Roasters, Inc. (“Jax”), located at 200Business Circle #106, St. Augustine, FL.32905 (collectively “we, us, the parties or the group”).

          WHEREAS, the parties entered into a Shareholders Agreement dated as of 25th February, 2007 (the “Agreement”) regarding the ownership and development of a coffee manufacturing and distribution company (the “Company”); and

          WHEREAS, the parties hereby wish to modify, change and amend the Agreement.

          NOW, THEREFORE, in consideration of $10.00 and the mutual covenants contained herein, the parties covenant and agree as follows:

1.	The above-referenced recitals are true and correct.

2.	Insert on first page as third WHEREAS paragraph the following:

“The parties hereby agree that the funding for the Company shall be contingent on the completion of an Initial Public Offering (“IPO”), placed by Millennium (Form S-1, filed August 18, 2007 for $75,000,000.00). With respect to the funds raised from the IPO the parties further agree to the following:

	a.	That at all times during the IPO process the basic terms of the Agreement remain enforceable between the parties; and

		i.	The parties shall not be obligated to perform any of their respective duties and responsibilities required under the terms of the Agreement, unless a minimum of $37,500,000 is raised in the IPO.

ii.

In the event that the funding requirements of the IPO are not achieved within 120 days from the IPO filing date, this Agreement shall automatically terminate and the parties shall be released of all obligations.

3.

This Addendum together with the terms and provisions of the Shareholders’ Agreement, which are not inconsistent with this Addendum, shall constitute the entire agreement between the parties with regard to the subject matter hereof.

4.

This Addendum may be executed in any number of counterparts which, when considered together shall be considered one instrument. For purposes of this Addendum, executed facsimiles shall be treated as originals.

          WHEREFORE, the parties have caused this Addendum to be properly executed as of the date and day first above written.

MILLENNIUM GROUP WORLDWIDE, INC.:

By:	/s/ Julius V Jackson

Julius V. Jackson, President

WANDANA INTERNATIONAL COFFEES & TEAS, INC.:

By:	/s/ Simon Nyagah

Simon Nyagah, President

JAX ROASTERS, INC.:

By:	/s/ Simon Nyagah

Simon Nyagah, President